UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2008

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On September 1, 2008, Lydall, Inc. (“Lydall”), a Delaware Corporation, and Lydall Transport, Ltd. (“the Company”), a Virginia corporation and a wholly-owned subsidiary of Lydall, entered into a Stock Purchase Agreement (“Agreement”) with LTL Acquisition, LLC (“Buyer”), a Delaware limited liability company, pursuant to which Lydall agreed to sell, and Buyer agreed to purchase, all of the issued and outstanding shares of capital stock of the Company for $3.6 million in cash, subject to adjustment based upon changes in the Company’s working capital as provided in the Agreement. The Company expects the proceeds from the sale to exceed the carrying value of Lydall Transport, Ltd. and the associated transaction costs.

The Company and its subsidiaries own and operate Lydall’s transport, distribution and warehousing businesses that specialize in time-sensitive shipments and warehouse management services primarily serving the paper and printing industries. The Agreement contains customary representations, warranties, covenants and indemnification provisions and is subject to customary closing conditions. The closing is expected to take place by the end of September 2008.

The Agreement provides for the execution and delivery at the closing of a Services Agreement (the “Services Agreement”), pursuant to which Lydall will engage the Company and its subsidiaries to perform substantially the same freight hauling services after Closing performed by the Company prior to Closing, for a period of three years from the date of closing. Lydall will guarantee that the minimum payments to the Company under the Services Agreement will be $1,200,000 for each year of the three year term.

The Agreement also provides for the execution and delivery at the Closing of a Transition Support Agreement, pursuant to which Lydall will provide certain transition support services to the Company from the Closing until December 31, 2008 for no additional consideration. The services include, among others, administrative and support services to facilitate the transition and migration of information technology systems and certain accounting and banking functions.

The foregoing description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On September 5, 2008, Lydall issued a press release regarding the transaction, a copy of which is attached as Exhibit 99.1 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this report, as set forth below:

Exhibit Number	Exhibit Description
10.1	Stock Purchase Agreement, dated September 1, 2008, among Lydall, Inc., Lydall Transport, Ltd. and LTL Acquisition, LLC. furnished herewith.

99.1	Press release, dated September 5, 2008, titled “Lydall Announces Signing of Definitive Agreement to Sell Lydall Transport, LTD.” furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

September 5, 2008	By:	/s/ James V. Laughlan
James V. Laughlan Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Stock Purchase Agreement, dated September 1, 2008, among Lydall, Inc., Lydall Transport, Ltd. and LTL Acquisition, LLC. furnished herewith.

99.1	Press release, dated September 5, 2008, titled “Lydall Announces Signing of Definitive Agreement to Sell Lydall Transport, LTD.” furnished herewith.